Exhibit 4.4

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR UNDER THE SECURITIES LAWS OF ANY STATE. THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND REGISTRATION OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE ISSUER AND ITS COUNSEL, THAT SUCH PROPOSED TRANSFER DOES NOT VIOLATE THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS.

No. GS-2	March 30, 2010

One Hundred One Thousand Seven Hundred Seventy Five Shares

SURGIVISION, INC.

Warrant to Purchase Common Stock

SurgiVision, Inc., a Delaware corporation (the “Company”), hereby certifies that Gilford Securities Incorporated, the registered holder hereof, or its permitted assigns (“Holder”) is entitled, subject to the terms set forth below, to purchase from the Company upon surrender of this warrant (the “Warrant”), at any time or times before 5:00 P.M. (Eastern Time) on the Expiration Date (as defined herein), all or any part of one hundred one thousand seven hundred seventy five (101,775) shares, as adjusted pursuant to this Warrant (the “Warrant Shares”), of fully paid and nonassessable Common Stock (as defined herein) of the Company by payment of the applicable aggregate Warrant Exercise Price (as defined herein) in lawful money of the United States.

1.        Definitions. The following words and terms as used in this Warrant shall have the following meanings:

(a)        “Assignment Form” shall have the meaning given to such term in Section 13(g) of this Warrant.

(b)        “Common Stock” means (i) the Company’s common stock, par value $0.01 per share, and (ii) any capital stock resulting from a reclassification of such common stock.

(c)        “Company” shall have the meaning given to such term in the introductory paragraph of this Warrant.

(d)        “Convertible Securities” means any securities issued by the Company which are convertible into, exchangeable for or exercisable for, directly or indirectly, shares of Common Stock.

(e)        “Effective Date” means the date of this Warrant shown above on the face hereof.

(f)        “Expiration Date” means the date which is five years after the Effective Date.

(g)        “Holder” shall have that meaning given to such term in the introductory paragraph of this Warrant.

(h)        “Market Price” means the fair market value of one share of Common Stock determined by the Company’s Board of Directors in good faith; provided, however, that where there exists a public market for the Company’s Common Stock at the time of exercise of this Warrant, the “Market Price” per share of Common Stock shall be deemed to be the average of the last reported closing sale prices for the five trading days immediately prior to the date this Warrant is surrendered for exercise pursuant to Section 2(a) hereof as officially reported by the principal securities exchange on which the Common Stock is listed or admitted to trading, or, if the Common Stock is not listed or admitted to trading on any securities exchange, the average closing sale price for such period as furnished by the OTC Bulletin Board, or as determined in good faith by resolution of the Board of Directors of the Company, based on the best information available to it.

(i)        “Securities Act” means the Securities Act of 1933, as amended.

(j)        “Subscription Notice” shall have that meaning given to such term in Section 2(a) of this Warrant.

(k)        “Warrant” shall have that meaning given to such term in the introductory paragraph of this document.

(l)        “Warrant Exercise Price” shall be the lesser of (i) $2.00 per share, subject to adjustment and readjustment from time to time as provided in this Warrant, or (ii) 80% of the public offering price per share in the Company’s initial public offering, provided, however, in no event shall the Warrant Exercise Price determined pursuant to this clause (ii) be less than $1.00 per share, subject to adjustment and readjustment from time to time as provided in this Warrant.

(m)        “Warrant Shares” shall have that meaning given to such term in the introductory paragraph of this Warrant.

(n)        Other Definitional Provisions.

(i)        Except as otherwise specified herein, all references herein (A) to any person other than the Company, shall be deemed to include such person’s successors and permitted assigns, (B) to the Company shall be deemed to include the Company’s successors and (C) to any applicable law defined or referred to herein, shall be deemed references to such applicable law as the same may have been or may be amended or supplemented from time to time.

(ii)        When used in this Warrant, the words “herein,” “hereof,” and “hereunder,” and words of similar import, shall refer to this Warrant as a whole and not to any provision of this Warrant, and the words “Section,” and “Exhibit” shall refer to Sections of, and Exhibits to, this Warrant unless otherwise specified.

(iii)        Whenever the context so requires the neuter gender includes the masculine or feminine, and the singular number includes the plural, and vice versa.

2.        Exercise of Warrant.

(a)        Subject to the terms and conditions hereof, this Warrant may be exercised in whole or in part, at any time during normal business hours prior to 5:00 p.m. (Eastern Time) on the Expiration Date. The rights represented by this Warrant may be exercised by the Holder then registered on the books of the Company, in whole or from time to time in part (except that this Warrant shall not be exercisable as to a fractional share), by: (i) delivery of a written notice, in the form of the subscription notice attached as Exhibit A hereto (the “Subscription Notice”), of such Holder’s election to exercise this Warrant, which notice shall specify the number of Warrant Shares to be purchased; (ii) payment to the Company of an amount equal to the Warrant Exercise Price multiplied by the number of Warrant Shares as to which the Warrant is being exercised (plus any applicable issue or transfer taxes) in cash, by wire transfer or by certified or official bank check; and (iii) the surrender of this Warrant, properly endorsed, at the principal office of the Company (or at such other agency or office of the Company as the Company may designate by notice to the Holder); provided, that if such Warrant Shares are to be issued in any name other than that of the Holder, such issuance shall be deemed a transfer and the provisions of Section 13 shall be applicable. In the event of any exercise of the rights represented by this Warrant, a certificate or certificates for the Warrant Shares so purchased, registered in the name of, or as directed by, the Holder, shall be delivered to, or as directed by the Holder within a reasonable time, not exceeding 15 days after the date on which such rights shall have been so exercised.

(b)        Unless the rights represented by this Warrant shall have expired or have been fully exercised, the Company shall issue, within such 15 day period, a new Warrant identical in all respects to the Warrant exercised except (x) such new Warrant shall represent rights to purchase the number of Warrant Shares purchasable immediately prior to such exercise under the original Warrant exercised, less the number of Warrant Shares with respect to which such original Warrant was exercised, and (y) the Warrant Exercise Price thereof shall be, subject to further adjustment as provided in this Warrant, the Warrant Exercise Price of the Warrant exercised. The person in whose name any certificate for Warrant Shares is issued upon exercise of this Warrant shall for all purposes be deemed to have become the holder of record of such Warrant Shares immediately prior to the close of business on the date on which the Warrant was surrendered and payment of the amount due in respect of such exercise and any applicable taxes was made, irrespective of the date of delivery of such share certificate, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are properly closed, such person shall be deemed to have become the holder of such Warrant Shares at the opening of business on the next succeeding date on which the stock transfer books are open.

(c)        If the Market Price of one share of Common Stock is greater than the Warrant Exercise Price for one share of Common Stock (at the applicable date of calculation), in lieu of the Holder exercising this Warrant (or any portion hereof) for cash, it may, in connection with such exercise, elect to satisfy the Warrant Exercise Price by exchanging solely (x) this Warrant (or such portion hereof) for (y) that number of Warrant Shares equal to the product of (i) the number of shares of Common Stock issuable upon such exercise of the Warrant (or, if only a portion of this Warrant is being exercised, issuable upon the exercise of such portion) for cash multiplied by (ii) a fraction, (A) the numerator of which is the Market Price per share of the Common Stock at the time of such exercise minus the Warrant Exercise Price per share at the time of such exercise, and (B) the denominator of which is the Market Price per share of the Common Stock at the time of such exercise, such number of shares so issuable upon such exercise to be rounded up or down to the nearest whole number of Warrant Shares.

3.        Covenants as to Common Stock. The Company covenants and agrees that all Warrant Shares which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued, fully paid and nonassessable. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized and reserved a sufficient number of shares of Common Stock to provide for the exercise of the rights then represented by this Warrant and that the par value of said shares will at all times be less than or equal to the applicable Warrant Exercise Price.

4.        Adjustment of Warrant Exercise Price Upon Stock Splits, Dividends, Distributions and Combinations; and Adjustment of Number of Shares.

(a)        In case the Company shall at any time split or subdivide its outstanding shares of Common Stock into a greater number of shares or issue a stock dividend (including any distribution of stock without consideration) or make a distribution with respect to outstanding shares of Common Stock or Convertible Securities payable in Common Stock or in Convertible Securities, the Warrant Exercise Price in effect immediately prior to such subdivision or stock dividend or distribution shall be proportionately reduced and conversely, in case the outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares, the Warrant Exercise Price in effect immediately prior to such combination shall be proportionately increased, in each case, by multiplying the then effective Warrant Exercise Price by a fraction, the numerator of which shall be the total number of shares of Common Stock deemed outstanding immediately prior to such subdivision, stock dividend, distribution or combination (determined on a fully diluted basis), and the denominator of which shall be the total number of shares of Common Stock, immediately after such subdivision, stock dividend, distribution or combination (determined on a fully diluted basis), and the product so obtained shall thereafter be the Warrant Exercise Price. For purposes of this Warrant, “on a fully diluted basis” means that all issued and outstanding capital stock of the Company, including all Convertible Securities, and all outstanding options and warrants, whether vested, shall be taken into account on an as exercised or as converted basis.

(b)        Upon each adjustment of the Warrant Exercise Price as provided above in this Section 4, the Holder shall thereafter be entitled to purchase, at the Warrant Exercise Price resulting from such adjustment, the number of shares (calculated to the nearest whole share) obtained by multiplying the Warrant Exercise Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Warrant Exercise Price immediately after such adjustment.

5.        Reorganization, Reclassification, Etc. In case of any capital reorganization, or of any reclassification of the capital stock of the Company (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a split-up or combination) or in case of the consolidation or merger of the Company with or into any other entity (other than a consolidation or merger in which the Company is the continuing entity and which does not result in the Common Stock being changed into or exchanged for stock or other securities or property of any other person), or of the sale or transfer of the properties and assets of the Company as, or substantially as, an entirety to any other entity, the Holder of this Warrant shall have the right thereafter (until the expiration of the right of exercise of this Warrant) to receive upon the exercise hereof, for the same aggregate Warrant Exercise Price payable hereunder immediately prior to such event, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, share reconstruction or amalgamation, or consolidation, or upon a dissolution following any such sale or transfer, by a Holder of the number of Warrant Shares of the Company obtainable upon exercise of this Warrant immediately prior to such event; and if any reclassification also results in a change in Warrant Shares covered by Section 4, then such adjustment shall be made pursuant to Section 4 and this Section 5. The provisions of this Section 5 shall similarly apply to successive reclassifications, reorganizations, share reconstructions or amalgamations, or consolidations, sales or other transfers.

6.        Notice of Adjustment of Warrant Exercise Price. Upon any adjustment of the Warrant Exercise Price, then the Company shall give notice thereof to the Holder of this Warrant, which notice shall state the Warrant Exercise Price in effect after such adjustment and the increase, or decrease, if any, in the number of Warrant Shares purchasable at the Warrant Exercise Price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

7.        Computation of Adjustments. Upon each computation of an adjustment in the Warrant Exercise Price and the number of shares which may be subscribed for and purchased upon exercise of this Warrant, the Warrant Exercise Price shall be computed to the nearest cent (i.e. fraction of ..5 of a cent, or greater, shall be rounded to the next highest cent) and the number of shares which may be subscribed for and purchased upon exercise of this Warrant shall be calculated to the nearest whole share (i.e. fractions of less than one half of a share shall be disregarded and fractions of one half of a share, or greater, shall be treated as being a whole share).

8.        Notice of Certain Events. In case at any time:

(a)        the Company shall pay any dividend upon, or make any distribution in respect of, its Common Stock;

(b)        the Company shall offer for subscription pro rata to the holders of its Common Stock any additional shares of stock of any class or other rights;

(c)        there shall be any capital reorganization, or reclassification of the capital stock, of the Company, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another entity; or

(d)        there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in one or more of said cases, the Company shall give notice to the registered Holder of this Warrant of the date on which (i) the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights, or (ii) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up shall take place, as the case may be. Such notice shall be given not less than ten days prior to the record date or the date on which the transfer books of the Company are to be closed in respect thereto in the case of an action specified in clause (i) and at least ten days prior to the action in question in the case of an action specified in clause (ii).

9.        No Change in Warrant Terms on Adjustment. Irrespective of any adjustment in the Warrant Exercise Price or the number of shares of Common Stock issuable upon exercise hereof, this Warrant, whether theretofore or thereafter issued or reissued, may continue to express the same price and number of shares as are stated herein and the Warrant Exercise Price and such number of shares specified herein shall be deemed to have been so adjusted.

10.        Taxes. The Company shall not be required to pay any tax or taxes attributable to the initial issuance of the Warrant Shares or any transfer involved in the issue or delivery of any certificates for Warrant Shares in a name other than that of the registered Holder hereof or upon any transfer of this Warrant, and in no event shall the Company have any responsibility whatsoever to pay tax on or measured by the net income or gain attributed to the exercise of this Warrant.

11.        Warrant Holder Not Deemed a Stockholder. No Holder, as such, of this Warrant shall be entitled to vote or receive dividends or be deemed the holder of shares of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance of record to the Holder of this Warrant of the Warrant Shares which it is then entitled to receive upon the proper exercise of this Warrant.

12.        No Limitation on Corporate Action. No provisions of this Warrant and no right or option granted or conferred hereunder shall in any way limit, affect or abridge the exercise by the Company of any of its corporate rights or powers to recapitalize, amend its Certificate of Incorporation, reorganize, consolidate or merge with or into another entity, or to transfer all or any part of its property or assets, or the exercise of any other of its corporate rights and powers.

13.        Transfer; Opinions of Counsel; Restrictive Legends.

(a) To the extent applicable, each certificate or other document evidencing any of the Warrant Shares shall be endorsed with the legends set forth below, and the Holder covenants that the Holder shall not transfer the Warrant Shares without complying with the restrictions on transfer described in the legends endorsed thereon;

(i) The following legend under the Securities Act:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED ABSENT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

(ii) If required by the authorities of any state in connection with the issuance or sale of the Warrant Shares, the legend required by such state authority.

(b) The Company shall not be required (i) to transfer on its books either this Warrant or any Warrant Shares which shall have been transferred in violation of any of the provisions set forth in this Section 13, or (ii) to treat as owner of such Warrant Shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such Warrant Shares shall have been so transferred.

(c) Any legend endorsed on a certificate pursuant to subsection (a)(i) or (a)(ii) of this Section 13 shall be removed (i) if the Warrant Shares represented by such certificate shall have been effectively registered under the Securities Act or otherwise lawfully sold in a public transaction, or (ii) if the holder of such Warrant Shares shall have provided the Company with an opinion from counsel, in form and substance reasonably acceptable to the Company and its counsel and from attorneys reasonably acceptable to the Company and its counsel, stating that a public sale, transfer or assignment of the Warrant Shares may be made without registration.

(d) Any legend endorsed on a certificate pursuant to subsection (a)(ii) of this Section 13 shall be removed if the Company receives an order of the appropriate state authority authorizing such removal or if the holder of the Warrant Shares provides the Company with an opinion of counsel, in form and substance reasonably acceptable to the Company and from attorneys reasonably acceptable to the Company, stating that such state legend may be removed.

(e) The Holder agrees not to make any disposition of all or any portion of the Warrant without complying with the restrictions on transfer described in the legend endorsed on the first page hereof. In addition, Holder further agrees not to make any disposition of all or any portion of the Warrant at any time other than to an affiliate of the Holder; provided, however, that such affiliate transferee agrees in writing to be subject to the terms of this Warrant (including, without limitation, this Section 13) and such affiliate transferee is an “Accredited Investor” within the meaning of Rule 501 of Regulation D under the Securities Act.

(f)        Subject to the Holder’s compliance with the terms of this Section 13, upon the surrender of this Warrant to the Company at its principal office, together with (i) the assignment form annexed hereto as Exhibit B (the “Assignment Form”) duly executed and (ii) funds sufficient to pay any transfer tax, the Company shall, if it determines such transfer is permitted by the terms of this Warrant and applicable law, without additional charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be cancelled.

14.        Lost, Stolen, Mutilated or Destroyed Warrant. If this Warrant is lost, stolen, mutilated or destroyed, the Company shall, on such terms as to indemnity or otherwise as it may in its discretion impose (except in the event of loss, theft, mutilation or destruction while this Warrant is in possession of the Company, for which events the Company shall be solely responsible), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed.

15.        Representation of Holder. The Holder, by the acceptance hereof, represents that it is acquiring this Warrant, and the Warrant Shares, for its own account, for investment purposes, and not with a present view either to sell, distribute, or transfer, or to offer for sale, distribution, or transfer, any of the Warrant or the Warrant Shares, or any other securities issuable upon the exercise hereof.

16.        Restricted Securities. The Holder understands that the Warrant and the Warrant Shares issuable upon exercise of the Warrant, will not be registered at the time of their issuance under the Securities Act for the reason that the sale provided for in this Warrant is exempt pursuant to Section 4(2) of the Securities Act based on the representations of the Holder set forth herein. The Holder represents and warrants, as of the Effective Date and as of any exercise date of this Warrant, that (a) it is experienced in evaluating companies such as the Company, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment and has the ability to suffer the total loss of the investment, (b) it has had the opportunity to ask questions of and receive answers from the Company concerning the terms and conditions of the Warrant, the business of the Company, and to obtain additional information to such Holder’s satisfaction, and (c) it is an “Accredited Investor” within the meaning of Rule 501 of Regulation D under the Securities Act, as presently in effect.

17.        Notices. All Notices, requests and other communications that the Holder or the Company is required or elects to give hereunder shall be in writing and shall be deemed to have been given (a) upon personal delivery thereof, including by appropriate courier service, five days after delivery to the courier or, if earlier, upon delivery against a signed receipt therefore or (b) upon transmission by facsimile or telecopier, which transmission is confirmed, in either case addressed to the party to be notified at the address set forth below or at such other address as such party shall have notified the other parties hereto, by notice given in conformity with this Section 17.

If to the Company:	If to the Holder:

SurgiVision, Inc. One Commerce Square, Suite 2550 Memphis, TN 38103 Fax: (901) 522-9400 Attn: Corporate Secretary	Gilford Securities, Incorporated 777 Third Ave., 17th Floor New York, NY 10017 Fax: (212) 223-1683 Attn: Robert Maley

18.        Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged, or terminated only by an instrument in writing signed by the Company and the Holder hereof. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

19.        Date. The Effective Date of this Warrant is March 30, 2010. This Warrant, in all events, shall be wholly void and of no effect after 5:00 p.m. (Eastern Time) on the Expiration Date, except that notwithstanding any other provisions hereof, the provisions of Section 13 shall continue in full force and effect after such date as to any Warrant Shares or other securities issued upon the exercise of this Warrant.

20.        Severability. If any provision of this Warrant is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force and effect without being impaired or invalidated in any way and shall be construed in accordance with the purposes and tenor and effect of this Warrant.

21.        Governing Law. This Warrant shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without reference to its conflicts of law principles.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has executed this Warrant on and as of the day and year first above written.

SURGIVISION, INC.

By:	/s/ Oscar Thomas
Name:	Oscar Thomas
Title:	Vice President, Business Affairs

AGREED TO AND ACCEPTED BY:

GILFORD SECURITIES INCORPORATED

By:
Name:
Title:

EXHIBIT A

SURGIVISION, INC.

SUBSCRIPTION NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER IF SUCH REGISTERED HOLDER

DESIRES TO EXERCISE THIS WARRANT

The undersigned hereby exercises the right to purchase Warrant Shares covered by this Warrant according to the conditions thereof and herewith [makes payment of                                 , the aggregate Warrant Exercise Price of such Warrant Shares in full] [tenders solely this Warrant, or applicable portion hereof, in full satisfaction of the Warrant Exercise Price upon the terms and conditions set forth herein.]

INSTRUCTIONS FOR REGISTRATION OF STOCK:

Name:
(Please typewrite or print in block letters)

Address:
(Please typewrite or print in block letters)

Holder Name:

By:
Name:
Title:

[Net] Number of Warrant Shares
Being Purchased:

Dated:                     , 20

EXHIBIT B

SURGIVISION, INC.

ASSIGNMENT FORM

FOR VALUE RECEIVED,                                                                                   hereby sells, assigns and transfers unto:

Name:
(Please typewrite or print in block letters)

Address:
(Please typewrite or print in block letters)

the right to purchase Common Stock represented by this Warrant to the extent of                      shares as to which such right is exercisable and does hereby irrevocably constitute and appoint                                                                                                                    Attorney, to transfer the same on the books of the Company with full power of substitution in the premises.

Date	, 20

Signature